UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2005

ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)

6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 552-0866
(Company’s telephone number, including area code)

Item 8.01. Other Events.

On April 19, 2005, the Company announced that it presented CoFactor toxicity and pharmacodynamics data from its Phase II clinical trial in metastatic colorectal cancer. In addition, the Company announced that it presented enhanced antitumor activity and lower systemic toxicity with CoFactor combination therapies in preclinical models for colorectal and pancreatic cancer.

The press releases issued by the Company on April 19, 2005 with respect to these matters are included with this report as exhibits.

Item 9.01. Financial Statements and Exhibits.

(99)	©The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
Name: Carrie E. Carlander
Title: Chief Financial Officer, Vice President, Finance, and Treasurer April 19, 2005

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company dated April 19, 2005.
99.2	Press Release of the Company dated April 19, 2005